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                                                                     EXHIBIT 3.2


                                     BY-LAWS
                                       OF
                                PULTE HOMES, INC.


                                    ARTICLE I

                                     OFFICES

         SECTION 1.1 Registered Office. The registered office of the Corporation shall be located at the Corporation's principal executive offices, 33 Bloomfield Hills Parkway, Suite 200 in the City of Bloomfield Hills, County of Oakland, and State of Michigan, or at such other place as may be designated as the registered office by the Board of Directors.

         SECTION 1.2 Other Offices. The Corporation may also have other offices or conduct business at such other places, both within and without the State of Michigan, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 2.1 Place of Meetings. All meetings of the shareholders shall be held at the registered office of the Corporation, or at such place either within or without the State of Michigan as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         SECTION 2.2 Annual Meeting of Shareholders. The annual meeting of shareholders shall be held, in each year, on the second Thursday in March, if not a legal holiday in the State in which the meeting shall be held, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. If the annual meeting is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.



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         At each annual meeting the shareholders entitled to vote shall elect a
Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

         SECTION 2.3 Other Meetings. Meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Michigan, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2.4 Voting. Each shareholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder and with respect to each question, but no proxy shall be voted after six months from its date unless such proxy provides for a longer period. Each proxy shall be in writing and shall be signed by the shareholder or his authorized agent or representative. Votes may be cast either orally or in writing in the discretion of the officer or other individual presiding at such meeting, but the Board of Directors in its discretion may require that the vote for directors and the vote upon any question before the meeting shall be by ballot. Any shareholder or proxy holder who participates in a shareholder meeting by means of a conference telephone or similar communications device pursuant to Section 2.10 shall be permitted to vote orally. All elections for directors shall be decided by majority vote of the quorum except as otherwise provided by the Articles of Incorporation or the laws of the State of Michigan. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the officer presiding at the meeting.

         SECTION 2.5 List of Shareholders. The officer or agent who has charge of the stock ledger or stock transfer books for shares of the Corporation shall prepare, make and certify, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the shareholders meeting and at any adjournment thereof, arranged in alphabetical order within each class and series of stock, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.


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         SECTION 2.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, whether present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. Once a quorum is present at a meeting, all holders of shares entitled to vote at the meeting and all holders of proxies for such shares present at such meeting may continue to conduct the proper business of the meeting until its adjournment notwithstanding the withdrawal of enough shareholders or proxy holders to leave less than a quorum. If, however, such quorum shall not be initially present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         SECTION 2.7 Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors, the President, or the Secretary, and shall be called by the Board of Directors, the President, or the Secretary upon a request in writing therefor stating the purpose or purposes thereof signed by a majority of the Board of Directors or by the holders of not less than twenty percent of the capital stock of the Corporation issued and outstanding and entitled to vote thereat. Only business germane to the purpose or purposes for which the meeting was called shall be transacted at a special meeting of shareholders.

         SECTION 2.8 Notice of Meetings. Except as may be provided by statute, written notice of an annual or special meeting of shareholders stating the place, date and time of the meeting, and the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat.



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          SECTION 2.9 Action Without Meeting. Any action required or permitted to be taken at an annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. All such written consents shall be filed with the minutes of proceedings of shareholders. Such consents shall have the same effect as a vote of shareholders for all purposes. Prompt notice shall be given to all the shareholders of the taking of corporate action without a meeting by less than unanimous written consent.

          SECTION 2.10 Telephonic Attendance. Shareholders and proxy holders may participate in any meeting of shareholders by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section
2.10 shall be considered attendance in person at such meeting.

                                   ARTICLE III

                                    DIRECTORS

          SECTION 3.1 Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

          SECTION 3.2 Removal. A director or the entire board may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

          SECTION 3.3 Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the


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member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that such a committee shall not have the power or authority to:

         (a) Amend the Articles of Incorporation.

         (b) Adopt an agreement of merger or consolidation.

         (c) Recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporations property and assets.

         (d) Recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution.

         (e) Amend the By-Laws of the Corporation.

         (f) Fill vacancies in the Board.

         (g) Fix compensation of the directors for serving on the Board or on a committee.

         (h) Declare a dividend.

         (i) Authorize the issuance of stock.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A committee, and each member thereof, shall serve at the pleasure of the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.


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         The Corporation shall have an Executive Committee. Between meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except as provided above for committees generally. All actions and decisions of the Executive Committee shall require the approval and consent of all members thereof. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee.

         The Corporation shall have an Audit Committee. The duties of the Audit Committee shall be the following:

                  1. Recommending to the Board of Directors the engaging and discharging of the independent auditors.

                  2. Directing and supervising special investigations.

                  3. Reviewing with the independent auditors the plan (including the scope, fee and timing) of the audit and reviewing with the independent auditors the results of the auditing engagement.

                  4. Approving of each professional service to be provided by the independent auditors prior to the performance of such service, including the fee arrangement for such services.

                  5. Reviewing with the independent auditors and management the proposed annual earnings report before the annual earnings report is released to the public.

                  6. Approving any change in accounting principles and practices and any significant proposed adjustments to any financial statements.

                  7. Reviewing with the independent auditors and management the Corporation's policies and procedures with respect to, and the adequacy of, the Corporation's internal auditing, accounting and financial controls.

                  8. Reviewing on a periodic basis the Corporation's business practices policy and inquiring on any deviations from that policy.


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                  9. Reviewing with the independent auditors management's
         response to recommendations made by the auditors to management as a result of the audit or otherwise, including any recommendations relating to internal accounting controls, choice of accounting principles or management systems and determining the extent to which the recommendations by the independent auditors have been implemented.

                  10. Performing any other functions assigned to the Audit Committee by the Board of Directors.

         The Corporation shall have a Compensation Committee. The duties of the Compensation Committee shall be the following:

                  1. Recommendation to the Board of Directors of the compensation arrangements for senior management and directors.

                  2. Recommendation to the Board of compensation plans in which officers or directors are eligible to participate.

                  3. Granting of options under the Company's Stock Option Plans.

         The Board of Directors shall serve as a Nominating Committee. In its capacity as a Nominating Committee, the Board shall consider the performance of incumbent directors and recommend to the shareholders nominees for election as directors. The Nominating Committee shall also consider nominees for directors recommended by the shareholders, if such nominations are submitted in accordance with the requirements set forth in Section 3.10.

         SECTION 3.4 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Michigan.

         The first meeting of each newly elected Board of Directors for the purpose of organization and the transaction of any business which may come before the meeting may be held immediately after the annual meeting of the shareholders, if a quorum be present, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting. In the event such meeting is not held immediately after the annual meeting of the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.



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         Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

         Special meetings of the Board may be called by the President or by the Secretary on at least two days notice to each director, either personally or by mail or by telegram, and shall be called by the President or by the Secretary in like manner and on like notice on the written request of two directors. The notice shall specify the purpose or purposes of and the place and time of the special meeting. Only business germane to the purpose or purposes for which the meeting was called shall be transacted at a special meeting.

         SECTION 3.5 Quorum. At all meetings of the Board or of a committee thereof a majority of the directors then in office or of the members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors or of the committee, respectively, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If at any meeting of the Board of Directors or of a committee there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time and to another place until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. At such an adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

         SECTION 3.6 Compensation. The Board by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors, officers or members of a committee, including, but not limited to, payment of the directors' expenses, if any, of attendance at each meeting of the Board of Directors and payment of a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 3.7 Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, without prior notice and without a vote, if prior to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee. Such consents shall have the same effect as a vote of the Board of Directors or of the committee for all purposes.


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         SECTION 3.8 Waiver of Notice. Attendance of a director at a meeting constitutes a waiver of notice of the meeting unless such director attends such meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 3.9 Telephonic Attendance. The Board of Directors of the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of Michigan. Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.12 shall constitute attendance in person at such meeting.

         SECTION 3.10 Shareholder Nominations. As provided in Section 3.3, nominations for the election of directors shall be made by the Nominating Committee of the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary of the Corporation not later than 60 days in advance of such meeting (except that, if public disclosure of the meeting is made less than 70 days prior to the meeting, the notice need only be received within 10 days following such public disclosure). Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

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                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.1 Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a President, a Chairman of the Executive Committee, a Secretary and a Treasurer. In addition, the Board of Directors may elect such Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board of Directors may deem proper. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. None of the officers of the Corporation need be directors except the Chairman of the Board of Directors. Any number of offices may be held by the same person, except that the same person shall not act as both President and Secretary. Anything to the contrary notwithstanding, the Board of Directors may, at its sole option, choose one of its members to serve as Co-Chairman of the Executive Committee together with the officer chosen to serve as Chairman of the Executive Committee; provided, however, that the individual so chosen as Co-Chairman shall not, by virtue of such selection, be or become an officer of the Corporation for any purpose whatsoever.

         SECTION 4.2 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         SECTION 4.3 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         SECTION 4.4 Tenure and Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors in office. An officer may resign by written notice to the Corporation. The resignation shall be effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         SECTION 4.5 Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation and shall preside at all meetings of the shareholders and of the Board of Directors, and shall have and perform such other duties as from time to time may be determined by the Board of Directors.



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         SECTION 4.6 President. Unless otherwise provided by the Board of
Directors, the President shall have the general powers and duties of supervision and management usually vested in the office of the president of a corporation and shall see that all orders and policies of the Board are carried into effect. In the absence or non-election of the Chairman of the Board of Directors, the President shall preside at all meetings of the shareholders if present thereat and at all meetings of the Board of Directors. Unless the Board of Directors shall have designated an Executive Vice President or other officer to be the Chief Operating Officer, the President shall be the Chief Operating Officer of the Corporation.

         SECTION 4.7 Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and shall have and perform such other duties as from time to time may be determined by the Board of Directors. In the absence or non-election of the Chairman of the Board of Directors and of the President, he shall preside at all meetings of the shareholders if present thereat, and at all meetings of the Board of Directors.

         SECTION 4.8 Executive Vice President. In the absence of the President or in the event of the President's inability or refusal to act, the Executive Vice President (or in the event there shall be more than one Executive Vice President, the Executive Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Board of Directors may designate an Executive Vice President as the Chief Operating Officer of the Corporation, and each Executive Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 4.9 Vice President. The Vice President shall act under the direction of the President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.



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         SECTION 4.10 Treasurer. The Treasurer shall act under the direction of the President. Unless otherwise provided by the President, the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of assets, liabilities, receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

         SECTION 4.11 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers shall act under the direction of the President and the Treasurer, and, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the President, Treasurer or Board of Directors may from time to time prescribe.

         SECTION 4.12 Secretary. The Secretary shall act under the direction of the President. Unless otherwise provided by the President, the Secretary shall give, or cause to be given, notice of all meetings of shareholders and of special meetings of the Board of Directors, and all other notices required by law or by these By-Laws, and in the case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the directors, or shareholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the shareholders of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall perform like duties for the standing committees when required. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.




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         SECTION 4.13 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, shall act under the direction of the President and the Secretary, and in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the President, Secretary or Board of Directors may from time to time prescribe.

                                    ARTICLE V

                  PROVISIONS REGARDING STOCK OF THE CORPORATION

         SECTION 5.1 Certificates of Stock. Every holder of shares of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to the certificates of stock. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 5.2 Classes and Series of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the Michigan Business Corporation Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.



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         SECTION 5.3 Lost Certificate. The Board of Directors may direct a new certificate for shares to be issued in the place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issuance of such new certificate the directors may in their discretion and as a condition precedent to the issuance thereof, impose any reasonable terms and conditions to such issuance, including, but not limited to, requiring the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

         SECTION 5.4 Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for one or more shares duly endorsed and accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer, if when the certificates are presented for transfer, both the transferor and the transferee request the Corporation to do so.

         SECTION 5.5 Shareholders Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to, or dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for any other purpose or action, the Board of Directors may fix, in advance, a record date, which shall be the date upon which an individuals status as a shareholder for such purpose or action shall be determined and which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no Record Date is fixed:



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

                  (a) the Record Date for determining the shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the day on which notice of the meeting is given, or, if no notice is given, at the close of business on the day next preceding the day on which the meeting is held; and

                  (b) the Record Date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors first adopts a resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         SECTION 5.6 Registered Shareholders. The Corporation shall be entitled to treat the record holder of any shares of stock of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares (such as voting and dividends), and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person except as otherwise provided by applicable statute. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of shareholders, to vote at such meetings, to examine a complete list of the shareholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

         SECTION 5.7 Dividends. Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such


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

sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

                                   ARTICLE VI

                                 INDEMNIFICATION

          SECTION 6.1 Obligation to Indemnify. To the fullest extent authorized or permitted by applicable law from time to time in effect and subject to the provisions of Section 6.2 of this Article, the Corporation shall indemnify any person, and his heirs, executors, administrators and legal representatives, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation), including a shareholders' derivative action, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 6.2 Determination as to Propriety. Any indemnification under
Section 6.1 of this Article (unless ordered by a court) shall be made by the Board of Directors only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Section 6.1. Such determination shall be made (1) by the Board of Directors by

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


a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) by the shareholders.

         SECTION 6.3 Payment of Expenses in Advance of Final Disposition. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

         SECTION 6.4 Not Exclusive Right. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or of disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 6.5 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Michigan Business Corporation Act.

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

                                   ARTICLE VII

                               GENERAL PROVISIONS

         SECTION 7.1 Seal. The Board of Directors may, but need not, adopt a corporate seal for the Corporation. The corporate seal, if adopted, shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL MICHIGAN". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 7.2 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         SECTION 7.3 Checks. All checks, drafts, demands or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate.

         SECTION 7.4 Notice. Whenever, under the provisions of applicable statute or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director, committee member or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail (registered, certified or other first class mail), addressed to such Director, committee member or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. The Corporation shall have no duty to change the written address of any director, committee member or shareholder unless written notice of such address change is received by the Secretary of the Corporation. Notice to directors may also be given by telegram.

         SECTION 7.5 Waiver of Notice. Whenever any notice is required to be given to any director, committee member or shareholder under the provisions of applicable statute or of the Articles of Incorporation or of these By-Laws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting of shareholders in person or by proxy shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders or of the Board of Directors need be specified in any written waiver of notice.

         SECTION 7.6 Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

         SECTION 7.7 Scope of By-Laws. These By-Laws shall govern the internal affairs of the Corporation to the extent they are consistent with applicable law and the Articles of Incorporation. Nothing contained in these By-Laws shall, however, prevent the imposition by contract of greater voting, notice or other requirements than those set forth in these By-Laws.

                                  ARTICLE VIII

                                   AMENDMENTS

         SECTION 8.1 By-Law Amendments. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the shareholders or by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting. The shareholders may from time to time specify particular provisions of the By-Laws which shall not be altered, amended or repealed by the Board of Directors.

                                   ARTICLE IX

                                CONTROL SHARE ACT

         SECTION 9.1 Control Share Act. Pursuant to Section 794 of the Michigan Business Corporation Act, the Corporation expressly elects not to be governed by Chapter 7B of the Michigan Business Corporation Act, being Sections 790 through 799 of the Michigan Business Corporation Act.




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